As filed with the Securities and Exchange Commission on October 19, 2005

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-3

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REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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RELM WIRELESS CORPORATION

(Exact name of registrant as specified in its charter)

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Nevada	59-3486297
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7100 Technology Drive West Melbourne, Florida 32904 (321) 984-1414	David P. Storey President and Chief Executive Officer RELM Wireless Corporation 7100 Technology Drive West Melbourne, Florida 32904 (321) 984-1414
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

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Copies of communications to:

Andrew E. Balog, Esq.

Greenberg Traurig, P.A.

1221 Brickell Avenue

Miami, Florida 33131

Telephone: (305) 579-0500

Facsimile: (305) 579-0717

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Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.60	2,584,053	$13,178,670	$1,551

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(1)

Also includes an indeterminable number of additional shares of common stock which may be issued as a result of stock splits, stock dividends, recapitalizations or similar transactions, in each case in accordance with Rule 416 of the Securities Act.

 (2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low sales prices for the Common Stock of $5.10 reported by the American Stock Exchange on October 14, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information in this prospectus is not complete and may be changed. The selling stockholders named herein may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 19, 2005

PROSPECTUS

RELM Wireless Corporation

2,584,053 Shares of Common Stock

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The selling stockholders, both of whom are affiliates of a director of ours, are offering to sell for their own account under this prospectus up to 2,584,053 shares of our common stock.

Our common stock is traded on the American Stock Exchange under the symbol “RWC.” Prior to October 14, 2005, our common stock was traded in the over-the-counter, or OTC, market and quoted through the OTC Bulletin Board under the symbol “RELM.”  On October 18, 2005, the closing sale price of our common stock on the American Stock Exchange was $5.31 per share.

The selling stockholders, and/or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions, on or off the American Stock Exchange, at prevailing market prices or at privately negotiated prices. They may make sales directly to purchasers or to or through agents, broker-dealers or underwriters.

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You should carefully consider the risk factors beginning on page 2 of this prospectus before buying shares of our common stock.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is ________, 2005.

TABLE OF CONTENTS

Page

SUMMARY DESCRIPTION OF OUR BUSINESS

1

RISK FACTORS

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

6

USE OF PROCEEDS

7

SELLING STOCKHOLDERS

7

PLAN OF DISTRIBUTION

8

LEGAL MATTERS

9

EXPERTS

9

WHERE YOU CAN FIND MORE INFORMATION

9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

10

SUMMARY DESCRIPTION OF OUR BUSINESS

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus and the documents we have referred you to in “Incorporation of Certain Documents by Reference” on page 10 for information about us and our financial statements. As used herein, and except as the context may otherwise require, the terms “Company,” “we,” “us,” “our” or “RELM” mean, collectively, RELM Wireless Corporation and all of its consolidated subsidiaries.

The Company designs, manufactures and markets principally land mobile radios (LMR), consisting of hand-held (portable) and mobile (vehicle mounted) two-way radios, to two primary markets:

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the government and public safety market, which includes the United States postal service, the United States military and various agencies of federal, state and local governments, as well as fire, rescue, law enforcement and emergency medical personnel; and

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the business and industrial market, which includes hotels, construction firms, schools, airports and taxis.

Our products are marketed using three distinct brand names, BK Radio, RELM and Uniden. Generally, BK Radio-branded products serve the government and safety market. RELM and Uniden-branded products serve the business and industrial market.

Our principal executive offices are located at 7100 Technology Drive, West Melbourne, Florida 32904, and our telephone number is (321) 984-1414. Our common stock is traded on the American Stock Exchange under the symbol “RWC.”

RISK FACTORS

In addition to the other information contained and incorporated by reference in this prospectus, you should carefully consider the following factors before purchasing any of the common stock offered under this prospectus.

Our industry is characterized by rapidly changing technology

Our business could suffer if we are unable to keep pace with rapid technological changes and product development in our industry. The market for our LMR products is characterized by ongoing technological development, evolving industry standards and frequent product introductions. The LMR industry is experiencing a transition from analog LMR products to digital LMR products. In addition, a new standard for LMR equipment (the Association of Public Safety Communication Officials (APCO) Project 25 Standard) is being increasingly adopted and the market demand for APCO Project 25 products is growing.

We depend on the success of our LMR product line

We currently depend on our LMR products as our sole source of sales. A decline in the price of and/or demand for LMR products, as a result of competition, technological change, the introduction of new products by us or others or a failure to manage product transitions successfully, could have a material adverse effect on our business, financial condition and results of operations. In addition, our future success will largely depend on the successful introduction and sale of new analog and digital LMR products. Even if we successfully develop these products, we cannot guarantee that they will achieve market acceptance.

We are engaged in a highly competitive industry

We face intense competition from other LMR manufacturers, and the failure to compete effectively could adversely affect our market share and results of operations. We face intense competition from several companies currently offering LMR products. The largest producer of LMR products in the world currently is estimated to have in excess of 70% of the market for LMR products. This producer is also the world’s largest producer of APCO Project 25 products. Some of our competitors are significantly larger and have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we have. Some also have established reputations for success in developing and producing LMR products. These advantages may allow them:

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to respond more quickly to new or emerging technologies and changes in customer requirements which may render our products obsolete or less marketable;

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to engage in more extensive research and development;

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to undertake more far-reaching marketing campaigns;

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to be able to take advantage of acquisitions and other opportunities;

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to adopt more aggressive pricing policies; and

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make more attractive offers to potential employees, strategic partners and advertisers.

Many of our competitors have established extensive networks of retail locations and multiple distribution channels, and so enjoy a competitive advantage over us in these areas as well. We may not be able to compete successfully and competitive pressures may materially and adversely affect our business, results of operations and financial condition.

An increase in the demand for APCO Project 25 products, could benefit competitors who are better financed and have inventories that will meet such demand. APCO Project 25 products have already been brought to the market by several of our competitors. Our first APCO Project 25 portable radio was brought to market in 2003. Bringing such products to market and achieving a significant market penetration for these products will continue to require substantial expenditures of funds. There can be no assurance that we will be successful in developing and marketing, on a timely basis, fully functional product enhancements or new products that respond to these and other technological advances, or that our new products will be accepted by customers. An inability to successfully develop products could have a material adverse effect on our business, results of operations and financial condition.

Government agencies may incur budget deficits and budgets may be limited

Government budget deficits at the federal, state and local levels continue to be a spending factor for certain government agencies. We expect continued prioritization of limited funds for public safety applications. However, we have no assurance that funding for areas where our products may be deployed will not be reduced or even eliminated.

We depend on a limited number of manufacturers to produce our products and on a limited number of suppliers of components

We contract with manufacturers to produce our products and our dependence on a limited number of contract manufacturers exposes us to certain risks, including shortages of manufacturing capacity, reduced control over delivery schedules, quality assurance, production yield and costs. If any of our manufacturers terminate production or cannot meet our production requirements, we may have to rely on other contract manufacturing sources or identify and qualify new contract manufacturers. The lead-time required to qualify a new manufacturer could range from approximately two to six months. Despite efforts to do so, we may not be able to identify or qualify new contract manufacturers in a timely and cost effective manner and these new manufacturers may not allocate sufficient capacity to us in order to meet our requirements. Any significant delay in our ability to obtain adequate quantities of our products from our current or alternative contract manufacturers could have a material adverse effect on our business, financial condition and results of operations.

In addition, our dependence on limited and sole source suppliers of components involves several risks, including a potential inability to obtain an adequate supply of components, price increases, late deliveries and poor component quality. Disruption or termination of the supply of these components could delay shipments of our products. The lead-time required for orders of some of our components is as much as six months. In addition, the lead-time required to qualify new suppliers for our components is as much as six months. If we are unable to accurately predict our component needs, or if our component supply is disrupted, we may miss market opportunities by not being able to meet the demand for our products. This may damage our relationships with current and prospective customers.

We depend heavily on sales to the U.S. Government

We are subject to risks associated with our reliance on sales to the U.S. Government. For the year ended December 31, 2004, approximately 46% of our LMR sales were to agencies and departments of the federal government. These sales were primarily to the United States Forest Service and the Department of Interior. There can be no assurance that we will be able to maintain this government business. Our ability to maintain our government business will depend on many factors outside of our control, including competitive factors, changes in government personnel making contract decisions, and political factors. The loss of sales to the U.S. Government would have a material adverse effect on our business, financial condition and results of operations.

Retention of our executive officers and key personnel is critical to our business

Our success is largely dependent on the personal efforts of our President and Chief Executive Officer, our Chief Financial Officer, our Vice President of Operations and our Engineering Vice Presidents. We do not have employment agreements with these individuals, and we cannot be sure that we will retain their services. The loss of any of their services could have a material adverse effect on our operations. In addition, we have not obtained key-person life insurance on any of our executive officers or key employees.

Our success is also dependent upon our ability to hire and retain qualified operations, development and other personnel. Competition for qualified personnel in our industry is intense. There can be no assurance that we will be able to hire or retain necessary personnel. The inability to attract and retain qualified personnel could have a material adverse effect on our business, financial condition, and results of operations.

We may not be able to manage our growth

Acquisitions and other business transactions may disrupt or otherwise have a negative impact on our business and results of operations. There can be no assurance that we will complete any additional asset purchases or other business transactions or that any such transactions which are completed will prove favorable to our business. We do not intend to seek stockholder approval for any such transactions unless required by applicable law or regulation. We hope to grow rapidly, and the failure to manage our growth could adversely affect our business, operations and financial condition. Our business plan contemplates, among other things, continued development of our LMR product lines through internal development as well as acquisitions, and, as a result, significant growth in our customer base. This growth and continued development, if it materializes, could place a significant strain on our management, employees, operations and financial capabilities. In the event of this expansion, we have to continue to implement and improve our operating systems and to expand, train, and manage our employee base. If we are unable to manage and integrate our expanding operations effectively, our business, results of operations, and financial condition could be adversely affected.

We are subject to government regulation

Failure to comply with government regulations applicable to our business could result in penalties. Our LMR products are regulated by the Federal Communications Commission. We believe that we are in substantial compliance with all applicable federal regulations governing our operations and we believe that we have obtained all licenses necessary for the operation of our business. Failure to comply with these requirements and regulations or to respond to changes in these requirements and regulations could result in penalties on us such as fines, restrictions on operations or a temporary or permanent closure of our facility. These penalties could have a material adverse effect on our operating results and financial condition and cause a decline of our stock price. In addition, there can be no assurance that we will not be adversely affected by existing or new regulatory requirements or interpretations.

We engage in business with manufacturers located in other countries

We place a substantial amount of emphasis on manufacturing in other countries and, accordingly, we are subject to special considerations and significant risks not typically associated with companies operating in the United States. These include the risks associated with the political, economic and legal environments, among others. Our operating results and financial condition may be adversely affected by, among other things, changes in the political and social conditions in these countries, and changes in government policies with respect to laws and regulations, anti-inflation measures and method of taxation.

The governments of these countries may implement economic reform policies at any time. It is possible that changes in leadership could lead to changes in economic policy. Additionally, the laws and regulations applicable to us may be subject to change, which could have a material adverse effect on our business.

We carry substantial quantities of inventory

We carry a significant amount of inventory to service customer requirements in a timely manner. If we are unable to sell this inventory over a commercially reasonable time, we may be required to take inventory markdowns in the future, which could reduce our net sales and gross margins. In addition, it is critical to our success that we accurately predict trends in consumer demand, including seasonal fluctuations, in the future and do not overstock unpopular products or fail to sufficiently stock popular products. Both scenarios could harm our operating results.

We rely on a combination of contract, trademark and trade secret laws to protect our intellectual property rights

The United States patents that we owned have expired. We have no plans to renew them. We hold several trademarks related to the “RELM” and BK Radio names. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and customers, and limit access to and distribution of our proprietary information. We also rely on trade secret laws to protect our intellectual property rights. Although we believe that trademark protection, trade secret laws and non-disclosure agreements should prevent another party from manufacturing and selling competing products under one or more of our trademarks or otherwise violating our intellectual property rights, there can be no assurance that the steps we have taken to protect our intellectual property rights will be successful. It may also be particularly difficult to protect our products and intellectual property under the laws of certain countries in which our products are or may be manufactured or sold.

Our fluctuating quarterly operating results could cause volatility in our stock price

Our quarterly operating results may fluctuate significantly from quarter to quarter and may be below the expectations of public market analysts and investors, resulting in volatility for the market price for our common stock. Other factors affecting the volatility of our stock price include:

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future announcements concerning us or our competitors;

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the announcement or introduction of technological innovations or new products by us or our competitors;

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changes in product pricing policies by us or our competitors;

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changes in earnings estimates of us or our competitors by securities analysts;

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additions or departures of key personnel; and

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sales of our common stock.

Acts of war or terrorism could have a material adverse effect on our operations and financial condition

Terrorist acts or acts of war (wherever located around the world) may cause damage or disruption to our business, employees, suppliers, distributors and resellers, and customers that could have a material adverse effect on our operations and financial condition. The economic uncertainty stemming from the terrorist attacks of September 11, 2001 may continue. While we cannot predict what impact a prolonged war on terrorism will have on the United States economy, we plan to control expenses, continue to invest in our business and make capital expenditures when they will increase productivity, profitably, or revenue.

We may be subject to costly litigation resulting in an adverse affect on our financial condition

We are currently involved in a lawsuit as a defendant. While there is no way to predict the success or failure of any litigation, we are vigorously defending this action. Although we believe our products and technology do not infringe on any proprietary rights of others, as the number of competing products available in the market increases and the functions of those products further overlap, infringement claims may increase. Any such claims, with or without merit, could result in costly litigation or might require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all. Any successful infringement claim could have a material adverse effect upon our business, results of operations and financial condition. In addition, agreements regarding the purchase or sale of certain assets and businesses require us to indemnify the purchasers or buyers of such assets or businesses for any damages they may suffer if third party claims give rise to losses. One indemnification claim is pending, for which we are insured. We cannot guarantee that there will not be future claims. Any such claims could require us to pay substantial damages, which could have a material adverse effect on our business, financial condition and results of operations.

Certain provisions in our charter documents and Nevada law may discourage a potential takeover

Certain provisions of our articles of incorporation and Nevada law could discourage or prevent potential acquisitions of our company that stockholders may consider favorable. Our articles of incorporation authorize the issuance of 1,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Preferred stock could be issued, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company, which could be beneficial to our shareholders.

We do not intend paying cash dividends on our common stock

We intend to retain earnings to fund the development and growth of our business and, therefore, do not intend paying cash dividends on our common stock in the foreseeable future. Our future decisions concerning the payment of dividends on our common stock will depend upon our results of operations, financial condition and capital expenditure needs, as well as such other factors as the board of directors, in it sole discretion, deem relevant. In addition, our credit facility, under which no borrowings are currently outstanding, restricts our ability to pay dividends.

We may not be able to maintain our American Stock Exchange listing

Our common stock has been listed on the American Stock Exchange since October 14, 2005. There is no assurance that we will be able to satisfy the American Stock Exchange’s continued listing standards, which include, among others, minimum stockholders’ equity, market capitalization, pre-tax income and per share sales price. If our common stock is de-listed from the American Stock Exchange, we would be forced to list our common stock on the OTC Bulletin Board or some other quotation medium, depending on our ability to meet the specific requirements of those quotation systems. Selling our common stock would be more difficult because smaller quantities of shares would likely be bought and sold and transactions could be delayed. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of our common stock. If this happens, we will have greater difficulty accessing the capital markets to raise any additional necessary capital.

Future sales of shares of our common stock may negatively affect our stock price and impair our ability to raise equity capital

Aside from the registration statement on Form S-3 registering the shares covered by this prospectus, approximately 1.7 million of our shares of outstanding common stock as of September 30, 2005 are owned by certain of our executive officers and directors and their affiliates and other persons holding restricted shares, and may be resold publicly at any time subject to the volume and other restrictions under Rule 144 of the Securities Act of 1933. Approximately 67% of our outstanding shares of common stock as of September 30, 2005 are freely tradable without restriction.

Sales of substantial amounts of shares of our common stock, or even the potential for such sales, could lower the market price of our common stock and impair our ability to raise capital through the sale of equity securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to a number of risks and uncertainties, many of which are beyond our control. When used in this prospectus, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “could,” “should” or similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such identifying words. All forward looking statements speak only as of the date of this prospectus. We do not undertake any obligation to update or revise publicly any forward looking statements, whether as a result of new information, future events or otherwise. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward looking statements we make in this prospectus are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In addition to the factors described in this prospectus under “Risk Factors” and those set forth from time to time in our filings with the Securities and Exchange Commission,  important factors with respect to any such forward looking statements, including certain risks and uncertainties that could cause actual results to differ from those contained in the forward looking statements, include, but are not limited to:

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changes in customer preferences;

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our inventory and debt levels;

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heavy reliance on sales to the U.S. Government;

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federal, state and local government budget deficits and spending limitations;

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quality of management, business abilities and judgment of our personnel;

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the availability, terms and deployment of capital;

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competition in the land mobile radio industry;

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reliance on contract manufacturers;

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limitations in available radio spectrum for use of land mobile radios;

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changes or advances in technology; and

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general economic and business conditions.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders hereunder.

SELLING STOCKHOLDERS

The following table provides information regarding the total ownership of our common stock by the selling stockholders as of the date of this prospectus and as adjusted to reflect the sale of the shares covered by this prospectus. Our registration of these shares does not necessarily mean that the selling stockholders will sell any or all of such shares.

Except as described in the table below, none of the selling stockholders have had any position, office or other material relationship with us within the past three years.

As of October 1, 2005, there were 13,113,324 shares of our common stock outstanding. Beneficial ownership has been determined in accordance with the rules of the SEC (except that the shares issuable upon exercise of the stock options, whether or not the stock options are exercisable presently or within 60 days of October 1, 2005, are treated as beneficially owned and reported as such), and includes voting or investment power with respect to the shares. Unless otherwise indicated in the table below, to our knowledge, all persons named in the table below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name	Ownership Prior to the Offering			Number of Shares Offered (1)	Ownership After the Offering
	Shares		Percentage		Shares	Percentage
Corporate Opportunities Fund (Institutional), L.P.	2,179,649	(2)	16.6%	2,179,649	―	―
Corporate Opportunities Fund, L.P.	404,404	(2)	3.1%	404,404	―	―

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* Represents ownership of less than 1%.

(1)

The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, pursuant to Rule 416 under the Securities Act, such additional number of shares of common stock as may be issuable in connection with the shares registered for sale hereby resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

As reported in Amendment No. 2 to the Schedule 13D dated September 9, 2005 filed with the SEC by Corporate Opportunities Fund, L.P., a Delaware limited partnership (“COF”), Corporate Opportunities Fund (Institutional), L.P., a Delaware limited partnership (together with COF, the “Funds”), SMM Corporate Management, LLC, a Delaware limited liability company (“SMM”), general partner of the Funds, and Sanders Morris Harris Inc., a Texas corporation (“SMH”). Such shares may be deemed to be beneficially owned by SMM, SMH and Mr. James C. Gale. The address of the Funds and SMM is 126 East 56th Street, 24th Floor, New York, NY 10022; and of SMH is 600 Travis, Suite 3100, Houston, TX 77002. James C. Gale, a director of ours, is the chief investment officer, a manager, and member of SMM, a managing director of SMH, and the chief investment officer of the Funds. Excludes 30,000 shares issuable upon the exercise of stock options issued to Mr. Gale and presently exercisable or exercisable within 60 days of October 1, 2005. SMH is a registered broker-dealer and member of the National Association of Securities Dealers, Inc.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling stockholders. As used in this prospectus, the term “selling stockholders” includes the pledgees, donees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

Sales of shares of common stock by the selling stockholders may involve any of the following:

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block transactions in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus,

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ordinary brokerage transactions and transactions in which a broker solicits purchasers, or

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privately negotiated transactions.

In connection with the distribution of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the position they assume with the selling stockholders. Certain of the selling stockholders may also sell the common stock short and redeliver the shares to close out such short positions.

The selling stockholders may also enter into option transactions (including call or put option transactions) or other transactions with broker-dealers which require delivery to such broker-dealer of shares offered hereby, which shares such broker-dealer may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, if necessary). The selling stockholders may also pledge shares to a broker-dealer and, upon a default, such broker-dealer may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction, if necessary). The selling stockholders may also sell the common stock through one or more underwriters on a firm commitment or best-efforts basis (with a supplement or amendment to this prospectus, if necessary).

Agents, broker-dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom they act as agent or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any agents, broker-dealers or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling stockholders might be deemed to be underwriters, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

All costs, expenses and fees in connection with the registration of the shares will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling stockholders.

We have advised the selling stockholders that they will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Exchange Act, including the anti-manipulative provisions of Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by them.

In addition, any shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Upon us being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold,

(iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (vi) other facts material to the transaction. In addition, upon us being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

LEGAL MATTERS

Certain legal matters with respect to the validity of the common stock offered under this prospectus will be passed upon for RELM Wireless Corporation by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

The consolidated financial statements of RELM Wireless Corporation and its subsidiaries incorporated in this prospectus by reference to the Annual Report on Form 10-K of RELM Wireless Corporation for the year ended December 31, 2004 have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, and therefore, file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC).

We have filed a registration statement on Form S-3 with the SEC to register under the Securities Act the common stock offered hereby. This prospectus constitutes a part of that registration statement. As allowed by the SEC’s rules, this prospectus does not contain all the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Please refer to the registration statement and related exhibits and schedules filed therewith for further information with respect to us and the common stock offered hereby.

You may read and copy any document we file at the SEC’s public reference room located in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at: http://www.sec.gov. Our reports are also available on our Internet website at www.relm.com as soon as practicable after we file such material with the SEC. The information contained on our website is not incorporated by reference in this prospectus. This information is further available without charge upon written or oral request to:

RELM Wireless Corporation

7100 Technology Drive

West Melbourne, Florida 32904

Attention: Investor Relations

(321) 984-1414

You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information.  The delivery of this prospectus does not, under any circumstances, mean that there has not been a change in our affairs since the date of this prospectus. It also does not mean that the information in this prospectus is correct after this date

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below.

•

Our Annual Report on Form 10-K for the year ended December 31, 2004;

•

Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 and June 30, 2005;

•

Our definitive Proxy Statement dated April 8, 2005 relating to our 2005 annual meeting of stockholders; and

•

The description of our common stock filed as part of our Registration Statement on Form 8-A dated October 13, 2005, including any amendments or reports filed for the purpose of updating such description.

All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date they are filed. In addition, all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date they are filed.

We will provide a copy of the documents we incorporate by reference, at no cost, to any eligible offeree who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at: 7100 Technology Drive, West Melbourne, Florida 32904, (321) 984-1414, Attention: Investor Relations.

__________ 2005

RELM WIRELESS CORPORATION

2,584,053 Shares of Common Stock

__________________________________

P R O S P E C T U S

__________________________________

_

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any of the sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.

Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission Registration Fee	$ 1,551
Legal Fees and Expenses	$10,000
Accounting Fees and Expenses	$12,500
Printing and Engraving Expenses	$ 2,500
Miscellaneous	$ 5,000
Total	$31,551

All amounts except for the Securities and Exchange Commission registration fee are estimated.

Item 15.

Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation, as amended, provide that:

“The corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.”

The Registrant’s Bylaws, as amended, provide that:

“The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees,  judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal proceedings, had no reasonable cause to believe his conduct was unlawful.

The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.”

Further, Section 78.7502 of Nevada Revised Statutes provides that:

“A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.”

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of Nevada Revised Statutes further provides that:

“Any discretionary indemnification under NRS 78.7502 unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)

By the stockholders;

(b)

By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)

If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)

If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)

Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)

Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.”

The Registrant has purchased directors’ and officers’ liability insurance covering its directors and officers in amounts customary for similarly situated companies.

Item 16.

Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997)
4.2

Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001)

4.3	By-Laws, as amended, of the Registrant*
5.1	Opinion of Greenberg Traurig, P.A.*
23.1	Consent of BDO Seidman, LLP.*
23.3	Consent of Greenberg Traurig, P.A. (contained in legal opinion filed as Exhibit 5.1).*
24.1	Powers of Attorney (included on signature pages).*

____________

*

Filed herewith.

Item 17.

Undertakings.

(a)

The Registrant hereby undertakes:

(1)

to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof, and

(3)

to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Melbourne, State of Florida, on this 19th day of October, 2005.

RELM Wireless Corporation (Registrant)
By:	/s/ DAVID P. STOREY
David P. Storey
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David P. Storey and William P. Kelly his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (whether pre-effective or post-effective) to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ GEORGE N. BENJAMIN, III	Chairman of the Board	October 19, 2005
George N. Benjamin, III
/s/ DAVID P. STOREY	President and Chief Executive	October 19, 2005
David P. Storey	Officer (Principal Executive Officer) and Director
/s/ WILLIAM P. KELLY	Executive Vice President-	October 19, 2005
William P. Kelly	Chief Financial Officer (Principal Financial Officer and Accounting Officer)
/s/ RALPH R. WHITNEY	Director	October 19, 2005
Ralph R. Whitney
/s/ JAMES C. GALE	Director	October 19, 2005
James C. Gale
/s/ DONALD F.U. GOEBERT	Director	October 19, 2005
Donald F.U. Goebert
/s/ RANDOLPH K. PIECHOCKI	Director	October 19, 2005
Randolph K. Piechocki

INDEX TO EXHIBITS

Exhibit Number	Description
4.3	By-Laws, as amended, of the Registrant
5.1	Opinion of Greenberg Traurig, P.A.
23.1	Consent of BDO Seidman, LLP.
23.3	Consent of Greenberg Traurig, P.A. (contained in legal opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages).